EXHIBIT 99.1

Husker Ag, LLC Trading System
Rules and Procedures

The following sets forth the Husker Ag, LLC (“Husker Ag”) rules and procedures which govern the trading of its membership units ("Units") through the Husker Ag qualified trading system ("Trading System"), adopted in accordance with IRS regulations regarding qualified matching services, and constitutes a Qualified Matching Services Program as defined in Section 1.21 of the Husker Ag, LLC Second Amended and Restated Operating Agreement ("Operating Agreement"). These rules and procedures may be modified by Husker Ag from time to time.

I.	Husker Ag Bulletin Board

A.    Location: The Husker Ag Bulletin Board used in the Trading System will be located at the principal business office of Husker Ag's ethanol plant located 3½ miles east of Plainview, Nebraska on US Highway 20. Interested buyers or sellers of Units will be required to provide the required information either through a personal visit to the Husker Ag office, calling into the office (402) 582-4446 (ask for Kristine Wacker) or through facsimile transmission to Husker Ag at (402) 582-3888 (Attention: Kristine Wacker). Husker Ag personnel will transcribe the information received onto the Trading System Bulletin Board.

B.    Non-Firm Quotations: The Husker Ag Trading System displays only quotes by sellers or buyers that do not commit any person to buy or sell a Unit at the quoted price (nonfirm price quotes). All references to "offers to buy" or "offers to sell" Units in these Rules and Procedures are qualified by reference to this Section I(B). The display of a bid or ask price from either a potential seller or buyer does not constitute a firm commitment or obligation by such person to sell or buy at such price, and is subject to the execution of a written purchase agreement between the seller and buyer, and to the approval of the Husker Ag Board of Directors, in compliance with the Husker Ag Operating Agreement.

II.	Trading Periods

A.    Trimester Periods: Buyers and sellers may list "offers to buy" or "offers to sell" Units on the Trading System on a trimester basis with the respective trimester periods commencing December 1st, April 1st, and September 1st of each year. The initial trading period will commence December 1, 2004.

The three trading periods are intended to follow the filing of quarterly or annual reports by Husker Ag with the Securities and Exchange Commission ("SEC"). The company's quarterly reports (on Form 10-QSB) are to be filed with the SEC no later than 45 days following the end of the prior quarter, and the company's annual report (on Form 10-KSB) is to be filed with the SEC no later than 90 days following the end of the fiscal year. Thus the 3rd quarter report will be filed on or about November 14th, the annual report on or about March 31st, and the 2nd quarter report on or about August 15th of each year. Such reports are available through the SEC Edgar filing system at www.sec.gov, which is also accessible through a link on the Husker Ag website at www.huskerag.com. Potential buyers and sellers of Units are strongly urged to review such reports and other information filed by Husker Ag with the SEC prior to submitting a listing on the Trading System or entering into an agreement to buy or sell Units.

B.    Listing Period: Each trading period will begin with a 30 day listing period during which sellers may submit and post "offers to sell" containing an asking price, and buyers may submit and post "offers to buy" containing a bid price. The first day of each trimester period is the “Initial Posting Date” and the date that the seller's or buyer's respective offer to sell or offer to buy is posted on the Husker Ag Bulletin Board will constitute the "Posting Date," for purposes of compliance with the Trading System Rules. The posting of "offers to sell" and "offers to buy" are permitted solely during the 30 calendar days following the Initial Posting Date. After such 30 calendar days have passed, the Listing Period is terminated, and all further activity on the Trading System Bulletin Board is suspended until the commencement of the next Trimester Period. The information posted on the Bulletin Board will remain on the Board for an additional 15 calendar days following the end of the Listing Period, after which all seller and buyer postings will be removed from the Bulletin Board, pending the commencement of the next Trimester Period.

C.    Timing Requirements for Purchase Agreements: Sellers and buyers of Units cannot enter into a purchase agreement to sell Units until the 15th calendar day after the Posting Date in effect for the Units to be sold. The Posting Date in effect for the Units to be sold is the later of the seller's or the buyer's Posting Date. For example, if either a seller's "offer to sell" or buyer's "offer to buy" is not posted until the 24th day following the Initial Posting Date of the trimester, seller and buyer cannot enter into a purchase agreement to sell Units until the 39th calendar day following the Initial Posting Date. All agreements between sellers and buyers with respect to the Units must be subject to Husker Ag Board of Director approval, and submitted to the Husker Ag Board for approval in accordance with the time periods described below.

D.    Timing Requirements for Approval of Purchase Agreements: A purchase agreement in written form executed by both buyer and seller ("Purchase Agreement") must be submitted to the Husker Ag Board of Directors for approval by the following deadlines:

(1)	For the trimester commencing December 1st: By the following January 31st.

(2)	For the trimester commencing April 1st: By the following May 31st.

(3)	For the trimester commencing September 1st: By the following October 31st.

The Husker Ag Board of Directors will then consider the Purchase Agreement and the accompanying request for transfer of Units at the next regularly scheduled Board meeting following the submission date. In most instances, this will be the February Board meeting for the December 1st trimester, the June Board meeting for the April 1st trimester, and the November Board meeting for the September 1st trimester. The Husker Ag Board may also consider submitted Purchase Agreements and requests for transfer at specially held meetings of the Board, but is under no obligation to call a special meeting for the consideration of such agreements.

In making its determination for approval, the Husker Ag Board will consider whether the Transfer Request Form requesting transfer of Units and accompanying Purchase Agreement have complied in all respects with the Trading System Rules and Procedures, the Husker Ag Operating Agreement requirements, as well as compliance with applicable laws and regulations, including IRS regulations governing publicly traded partnerships, and federal and state securities laws. All references to Purchase Agreements in these Rules and Procedures are qualified by reference to the foregoing requirements.

E.    Closing Dates for Approved Purchase Agreements: Under IRS regulations, the closing of the sale effected through the Trading System cannot occur prior to the 45th day following the Posting Date for such sale. "Closing" is defined as the earlier of (i) the passage of title to the Units (which will occur upon transfer of the Units on the official register of Husker Ag maintained by its stock transfer agent), or (ii) the payment of the purchase price from buyer to seller for the purchase of the Units.

In accordance with Section 10.9(b) of the Husker Ag Operating Agreement, the Husker Ag Board has established the Trimester Period as an Interim Transfer Period with respect to transfers effected through the Trading System. As a general rule, the transfer of title to the Units sold pursuant to the Trading System will be effective as of the first day following the last day of the Trimester Period, or December 1, April 1, or September 1. As such buyers and sellers should recognize that the transfer of title date will be used for purposes of making allocations of profits and losses and distributions to members, in accordance with Section 10.9(b) of the Operating Agreement. Distributions with a record date before the date of transfer of title to the Units sold will be made to the transferor, and distributions with a record date on or after the date of transfer of title will be made to the transferee.

To ensure that the IRS regulatory requirement is met, Husker Ag will require that the payment of the purchase price from buyer to seller under the terms of the Purchase Agreements not occur until after the Purchase Agreement has been approved by the Husker Ag Board of Directors and no earlier than the following dates:

(1)	For the trimester commencing December 1st: No earlier than March 1st.

(2)	For the trimester commencing April 1st: No earlier than August 1st.

(3)	For the trimester commencing September 1st: No earlier than November 15th.

III.	Selling Membership Units

A.    Contacting Husker Ag for Placement on the Bulletin Board. A seller must first contact Husker Ag as described in Section I above, and complete a Seller Registration Form. A copy of the Seller Registration Form is attached as Appendix A. The information on the Seller Registration Form will require the seller to provide:

Name
Address, City, State, Zip Code
Telephone Number
E-mail Address
Number of Units proposed to be sold
Seller's Nonfirm Price Quote (on a per Unit basis)

B.    Posting of Offer to Sell.

1.
Placing an Offer to Sell. After completing the Seller Registration Form, the seller will be allowed to place an "offer to sell", subject to Husker Ag's review and verification as set forth below. Note: In the offer to sell, the Seller must submit Units for sale in whole units and in whole dollars and cents. No "offer to sell" of partial or fractionalized Units may be posted on the Trading System.

2.
Husker Ag Verification. Upon submission of an "offer to sell" for posting to the Trading System Bulletin Board, Husker Ag may take appropriate steps for the purpose of verifying ownership of the Units, and determining whether the seller’s Units are qualified to be sold. If Husker Ag determines that the seller is not eligible for trading for any reason, Husker Ag will promptly notify the seller and either not list the "offer to sell", or (if already listed) remove the "offer to sell" from the Trading System Bulletin Board.

3.
Confirmation of Offer to Sell. It is the seller's responsibility to confirm all "offer to sell" information placed on the Trading System Bulletin Board to avoid any mistakes that may have been made in the entry of seller's information, including the quantity of Units or the price per Unit to be sold.

4.
Modification of Offer to Sell. A seller may modify an existing "offer to sell" within the 30-day listing period. To modify an "offer to sell", a seller must post a new "offer to sell" on the Trading System, and the new "offer to sell" will supercede and override the previous "offer to sell" made by the seller and will receive a new date of entry; the seller will also be required to wait an additional 15 calendar days before the modified "offer to sell" becomes eligible for entering into a Purchase Agreement.

5.
Cancellation of Offer to Sell Listing. A seller may cancel an "offer to sell" listing at any time prior to the signing of a Purchase Agreement. Upon written notice of such cancellation, Husker Ag will remove the seller’s "offer to sell" from the Trading System Bulletin Board. The seller who cancels an "offer to sell" will not be eligible to post a new "offer to sell" until the following trimester, which new posting will not be made unless the "offer to sell" has been removed from the Trading System Bulletin Board for at least 60 calendar days.

IV.	Buying Membership Units

A.    Contacting Husker Ag for Placement on the Bulletin Board. A buyer must first contact Husker Ag as described in Section I above and complete a Buyer Registration Form. A copy of the Buyer Registration Form is attached as Appendix B. The information on the Buyer Registration Form will require the buyer to provide:

Name
Address, City, State, Zip Code
Telephone Number
E-mail Address
Number of Units proposed to be bought
Buyer's Nonfirm Price Quote (on a per Unit basis)

B.    Posting of an Offer to Buy.

1.
Placing an Offer to Buy. After completing the Buyer Registration Form, the buyer will be allowed to place an "offer to buy", subject to Husker Ag's review and verification as set forth below. Note: The buyer's "offer to buy" must be submitted in whole Units, and in whole dollars and cents. No "offer to buy" of partial or fractionalized Units may be posted on the Trading System.

2.
Husker Ag Verification. Upon submission of a Buyer Registration Form and an "offer to buy" for posting to the Trading System Bulletin Board, Husker Ag may take appropriate steps for the purpose of verifying buyer's qualification to purchase Units in accordance with these Rules and Procedures. If Husker Ag determines that the buyer is not eligible to purchase Units, Husker Ag will promptly notify the buyer and take appropriate action, including denying a listing of buyer's offer to buy on the Trading System Bulletin Board, or removal of an existing listing on the Bulletin Board.

3.
Confirmation of Offer to Buy. It is the buyer's responsibility to confirm all "offer to buy" information placed on the Trading System Bulletin Board to avoid any mistakes that may have been made in the entry of buyer's information, including quantity of Units or the price per Unit to be purchased.

4.
Modification of Offer to Buy. A buyer may modify an existing "offer to buy" at any time within the 30-day listing period. To modify an "offer to buy", a buyer must post a new "offer to buy" on the Trading System, and the new "offer to buy" will supercede and override the previous "offer to buy" made by the buyer and will receive a new date of entry.

5.
Cancellation of an Offer to Buy Listing. A buyer may cancel an "offer to buy" listing at time prior to the signing of a Purchase Agreement. Upon written notice of such cancellation, Husker Ag will remove the buyer’s "offer to buy" from the Trading System Bulletin Board. The buyer who cancels an "offer to buy" will not be eligible to post a new "offer to buy" until the following trimester, which new posting will not be made unless the "offer to buy" has been removed from the Trading System Bulletin Board for at least 60 calendar days.

V.	Matching of Buyers and Sellers

A.    Seller and Buyer Responsibility to Reach Agreement. The Husker Ag Trading System is intended solely to match a list of interested buyers with a list of interested sellers, along with the nonfirm price quotes of buyers and sellers. The Trading System will not automatically effect "matches" between potential sellers and buyers, nor will Husker Ag personnel contact buyers or sellers about "matches" occurring on the Bulletin Board. It is the sole responsibility of those sellers and buyers listed on the Trading System to track the relevant information on the Bulletin Board and to contact each other using the contact information provided and make a determination as to whether an agreement as to price and terms may be reached. Only those sellers and buyers who have listed "offers to sell" or "offers to buy" on the Trading System during the Listing Period will be eligible for Husker Ag Board of Director approval of any Purchase Agreement reached between a seller and buyer.

B.    Execution of Purchase Agreements.

1.
Buyer and seller are responsible for negotiating and finalizing the terms and conditions of the form of Purchase Agreement for the purchase and sale of Husker Ag Units. Husker Ag will have available for sellers and buyers upon request a base form of purchase agreement which contains the Trading System requirements, and to which the parties can add their specific provisions. Buyers and sellers are responsible for obtaining their own legal or other representation in connection with such transaction. While the terms and conditions of the executed form of Purchase Agreements may vary based on the mutual agreement of buyers and sellers, Husker Ag will require that the following terms be included in all Purchase Agreements. Failure to include such terms will result in non-approval of the proposed transaction under the Husker Ag Trading System Rules and Procedures.

•
The Purchase Agreement, and closing of the sale of Unit transaction represented therein, must be subject to compliance with the Husker Ag Trading System Rules and Procedures, and the approval of the Husker Ag, LLC Board of Directors.

•
The Purchase Agreement must describe the precise terms and conditions of the sale transaction, including the number of Units to be sold, and the price per Unit, and total price at which the transaction will occur, as well as the precise legal name of the seller and buyer.

•
The Purchase Agreement must provide that the buyer will become a member of Husker Ag, and execute a counterpart signature page to the Husker Ag Operating Agreement, as amended from time to time, as a condition to closing.

•
The Purchase Agreement must provide that, in compliance with the Husker Ag Trading System Rules, no consideration will be paid by the buyer to the seller until after the Purchase Agreement has been approved by the Husker Ag Board of Directors, and within the time periods permitted pursuant to Section II(E) of the Trading System Rules and Procedures.

2.
Delivery of the Purchase Agreement and Transfer Request Form to Husker Ag. After execution of the Purchase Agreement, a copy of the executed agreement and a Transfer Request Form executed by the proposed seller(s) and proposed buyer(s) must be submitted to Husker Ag for approval in accordance with the deadlines set forth in Section II(D). A copy of the Transfer Request Form is attached as Appendix C. Failure to submit the executed Purchase Agreement and Transfer Request Form by the appropriate deadlines may disqualify the proposed sale transaction for approval by the Husker Ag Board of Directors. The Husker Ag Board of Directors or management may request additional information or documentation, as deemed necessary or appropriate, as a condition to reviewing or approving the Transfer Request Form and Purchase Agreement, including completion of the Husker Ag Member Information Form by the proposed buyer.

After the Husker Ag Board either approves or disapproves the request for transfer and Purchase Agreement, Husker Ag personnel will promptly notify the buyer and seller of such decision and provide information concerning processing of the documentation to complete the transaction. All trades shall become effective upon such date as the Board of Directors designates in its resolution of approval. Generally, such effective date will be the last day of the respective trimester.

3.	Trading Timetable Summary: A Trading Timetable Summary is attached.

VI.	General Rules concerning Husker Ag Trading System

A.    Availability of Past Trading System Records: Husker Ag will retain records of the buyer and seller quotations listed on the Trading System, and information concerning finalized sales of Units, including buyer, seller, price and number of Units sold, (all of which is referred to herein as "Trading Information") for at least three years and make them available to the SEC and to the Nebraska Department of Banking and Finance upon request. The three-year Trading System history will also be made available to participants in the Trading System upon request. Those buyers and sellers participating on the Husker Ag Trading System consent by such participation to the publication of all Trading Information by Husker Ag. Only those sellers and buyers who have listed "offers to sell" or "offers to buy" on the Trading System during the Listing Period will be eligible for Husker Ag Board of Director approval of any Purchase Agreement reached between a seller and buyer.

B.    No Compensation to be Paid to Husker Ag or Affiliates: Neither Husker Ag nor any affiliate (including directors and officers) of Husker Ag will (i) receive any compensation for creating or maintaining the Trading System; (ii) receive any compensation for the use of the Trading System; (iii) be involved in any purchase or sale negotiations arising from the Trading System; (iv) give advice regarding the merits or shortcomings of any particular trade; (v) use the Trading System directly or indirectly, to offer to buy or sell securities, except in compliance with the securities laws, including any applicable registration requirements (absent an available exemption therefrom); or (vi) receive, transfer or hold funds or securities as an incident of operating the Trading System.

Notwithstanding the foregoing, directors, officers and employees of Husker Ag may participate as buyers or sellers in the Trading System on their own behalf with respect to Units which they beneficially own, provided they comply in all respects with these Trading System Rules and Procedures. In any such transaction, such Husker Ag director, officer or employee is acting solely on his or her own behalf, and is not acting in his or her capacity as a director, officer or employee of Husker Ag.

C.    Limitation on Amount of Membership Units Traded in Calendar Year: Under IRS regulations, the total of Husker Ag membership units which may be transferred during any taxable year (which for Husker Ag is the calendar year) cannot exceed 10% of the total of Husker Ag Units (including private transfers which may have occurred during the same year, and which may equal up to 2%). The Husker Ag Trading System may be suspended at any time during a calendar year in which the maximum allowable percentage has been met.

In the event the number of Husker Ag membership units proposed to be transferred pursuant to Purchase Agreements submitted to the Husker Ag Board of Directors in any trimester period would exceed the maximum allowable percentage under the IRS qualified matching services regulations, the Husker Ag Board of Directors intends to accept such Purchase Agreements which meet the Trading System requirements on a "first come, first served" basis, based on the date of submission of the Purchase Agreement to Husker Ag.

D.    Additional Information concerning the Husker Ag Trading System: Participants in the Husker Ag Trading System should be aware of the following information.

•	Husker Ag Units are not listed on a national securities exchange or other regulated securities market.

•	Husker Ag's Trading System is not a registered national securities exchange, securities information processor, broker, dealer or investment adviser.

•
The information set forth on the Husker Ag Trading System does not consist of firm quotes, but rather is merely a list of the names, addresses and contact information of interested sellers and buyers, the number of Units offered or desired to be purchased, and the price at which the proposed transaction would occur. Husker Ag does not assure that any particular transaction will occur as to any particular number of Units or at any particular price. All transactions between participants must be executed by the participants independent of Husker Ag or any of its affiliates.

•	All applicable state and federal securities laws (including the anti-fraud and anti-manipulation provisions) apply to any offer made or transaction consummated using the Husker Ag Trading System.

•	Husker Ag's transfer agent is Bridges Investor Services, Inc., 256 Durham Plaza, 8401 West Dodge Road, Omaha, Nebraska 68114, (402) 397-4700.

•	"Two-sided quotes" in which a person indicates a bid to buy at one price and an offer to sell at a higher price are prohibited.

•
Under Section 4.3 of the Husker Ag Operating Agreement, no member together with its "affiliates" may own more than 30% of Husker Ag Units. An "affiliate" of the buyer is defined as any other person (which includes legal entities as well as individuals) (a) that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the buyer, or (b) that is an executive officer, director or manager, or serves in a similar capacity with respect to the buyer, as determined by the Husker Ag Board of Directors in its sole discretion based on the facts and information available to the Board. The buyer will be required to represent to Husker Ag in the Transfer Request Form that buyer and buyer's affiliates are currently in compliance with this requirement, and will be in compliance with this requirement after such transfer, if the transfer of Units requested is approved.

•
In accordance with Section 10.9 of the Husker Ag Operating Agreement and these Trading System Rules and Procedures, the Husker Ag Board of Directors determines the effective date of the transfer, if approved, and provides notice to the buying and selling parties of such effective date of transfer.

•
The Husker Ag Board of Directors has adopted a policy that the Trading System is intended to be the exclusive method of trading Units for value in transactions which would otherwise be applied against the Trading System's maximum 10% annual limitation, except for extraordinary circumstances as determined by the Board in its sole discretion. Transfers such as bona fide gifts and transfers upon death which are not included in the 10% annual maximum limitation are not included in the policy.

TRADING TIMETABLE SUMMARY (subject to conditions described in Rules and Procedures)
Trimester Date	Event	Event Description
December 1st, April 1st, and September 1st	Initial Posting Date - commencement of Listing Period	The first day that Buyers and Sellers may post their Offers to Buy and Offers to Sell Units
Day 30	End of Listing Period	The last day for Buyers and Sellers to post Offers to the Trading System
15th calendar day following later of seller's or buyer's Posting Date	Eligibility to enter into a Purchase Agreement	The first day that a Purchase Agreement can be reached between eligible Buyers and Sellers
Day 45 - fifteen calendar days following the termination of Listing Period	Removal of buyer and seller posting information	All buyer and seller posting information is removed from the Bulletin Board.
January 31st, May 31st, and October 31st	Final day for submission of Purchase Agreements	Deadline for submission of Purchase Agreement to Husker Ag Board for approval
February, June and November	Board of Directors approval time period	Generally, the months during which the Board of Directors will consider approval of a request for transfer and Purchase Agreement
March 1st, August 1st and November 15th* (*subject to Board meeting date)	Closing Date - Payment of Purchase Price	The first day that the buyer can make payment to seller, provided HuskerAg Board of Directors has approved the transfer
March 31, August 31 and November 30	Closing - Transfer of Title to Units	Generally, the last business day of the respective Trimester Period

Appendix A

Husker Ag, LLC Trading System

Seller Registration Form
(Non-Binding Offer to Sell)

The information on this Seller Registration Form is provided to Husker Ag, LLC ("Husker Ag"), for the purpose of listing an offer to sell Husker Ag membership units ("Units") on the Husker Ag Trading System ("Trading System") bulletin board.

Seller Name(s)*:

(please print or type)

*The Seller name(s) should be identical to the name or names listed on the Husker Ag membership certificate. If more than one owner is shown on the membership certificate, all owners shown must sign below.

Seller Address:

Seller Telephone Numbers:

Seller E-mail Address:

Preferred method of contacting Seller (e.g., mail, telephone, e-mail, other):

Husker Ag Certificate Number(s) for Units to be listed for sale:
[For internal Husker Ag use only]

Number of Units to be listed for sale on the Husker Ag Trading System Bulletin Board:	Units

Seller's Nonfirm Price Quote (on a per Unit basis):	$________ per Unit

The undersigned Seller (whether one or more) acknowledges receipt of the Husker Ag Trading System Rules and Procedures, and agrees that the listing of Seller's offer to sell Units will be subject in all respects to such Rules and Procedures, and Seller agrees to follow in all respects the Trading System Rules and Procedures. Seller acknowledges that the information provided on this Seller Registration Form will be listed on the Husker Ag Trading System bulletin board and be publicly available information. The undersigned Seller also understands and acknowledges that any sale of Units is subject to the approval of the Husker Ag, LLC Board of Directors and the terms and conditions of the Husker Ag, LLC Operating Agreement.

Date:__________________

[Name of Seller(s) as shown on Husker Ag membership certificate]

[Seller(s) Signature] [Title, if applicable]

Appendix B
Husker Ag, LLC Trading System

Buyer Registration Form
(Non-Binding Offer to Buy)

The information on this Buyer Registration Form is provided to Husker Ag, LLC ("Husker Ag"), for the purpose of listing an offer to buy Husker Ag membership units ("Units") on the Husker Ag Trading System ("Trading System") bulletin board.

Buyer Name(s)*:

(please print or type)

*The Buyer name(s) should be identical to the name or names listed on the Husker Ag membership certificate if buyer is successful in purchasing Units.  If more than one owner is to be shown on the membership certificate, all owners shown must sign below.

Buyer Address:

Buyer Telephone Numbers:

Buyer E-mail Address:

Preferred method of contacting Buyer (e.g., mail, telephone, e-mail, other):

Number of Units to be listed in Buyer's offer to buy on the Husker Ag Trading System bullentin board:	_________ Units

Seller's Nonfirm Price Quote (on a per Unit basis):	$________ per Unit

The undersigned Buyer (whether one or more) acknowledges receipt of the Husker Ag Trading System Rules and Procedures, and agrees that the listing of Buyer's offer to buy Units will be subject in all respects to these Rules and Procedures, and Buyer agrees to follow in all respects the Trading System Rules and Procedures. Buyer acknowledges that the information provided on this Buyer Registration Form will be listed on the Husker Ag Trading System bulletin board and be publicly available information. The undersigned Buyer also understands and acknowledges that any purchase of Units is subject to the approval of the Husker Ag Board of Directors and the terms and conditions of the Husker Ag Operating Agreement.

Date:__________________

[Name of Buyer(s)]

[Buyers(s) Signature] [Title, if applicable]

Appendix C

HUSKER AG, LLC TRADING SYSTEM

TRANSFER REQUEST FORM

The undersigned proposed seller ("Seller") and proposed buyer ("Buyer") of Husker Ag, LLC membership units ("Units") hereby submit this Transfer Request Form to the Husker Ag, LLC Board of Directors pursuant to the Husker Ag, LLC ("Husker Ag") Trading System Rules and Procedures. The undersigned represent and warrant to Husker Ag that they have followed, and will follow, in all respects the Husker Ag Trading System Rules and Procedures, including without limitation, restrictions on the payment of the purchase price.

The undersigned parties have entered into a purchase agreement for Husker Ag Units, an executed copy of which is attached to this Transfer Request Form. In addition, Buyer has enclosed with this Transfer Request Form a duly executed Membership Basic Information Form.

The undersigned parties acknowledge and agree to the following:

(1)    The transfer of Husker Ag Units is restricted under the terms of the Husker Ag Second Amended and Restated Operating Agreement (the “Operating Agreement”).

(2)    No transfer can take place without the prior written approval of the Husker Ag, LLC Board of Directors. No member may transfer any Unit, if such transfer would cause Husker Ag to be treated as a publicly traded partnership for federal tax purposes. An opinion of Husker Ag’s legal counsel with respect to compliance with federal tax law is required before the Board of Directors will consider the approval of a transfer.

(3)    Under Section 4.3 of the Operating Agreement, no member together with its "affiliates" may own more than 30% of Husker Ag Units. An "affiliate" of the Buyer is defined as any other person (which includes legal entities as well as individuals) (a) that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Buyer, or (b) that is an executive officer, director or manager, or serves in a similar capacity with respect to the Buyer, as determined by the Husker Ag Board of Directors in its sole discretion based on the facts and information available to the Board. The undersigned Buyer represents to Husker Ag that Buyer and Buyer's affiliates are currently in compliance with this requirement, and will be in compliance with this requirement after such transfer, if the transfer of Units requested hereunder is approved.

(4)    The undersigned parties understand that additional information may be requested, including certification of relevant facts necessary for a legal opinion, and that after review by Husker Ag's legal counsel, the Board of Directors will notify requesting parties of its decision. The undersigned further understands that a Transfer Request Form must accompany each contract for sale entered into by the undersigned during a single trading trimester under the Husker Ag Trading System. There is no fee charged by Husker Ag in connection with this Request for Transfer.

(5)    In accordance with Section 10.9 of the Operating Agreement and the Trading System Rules and Procedures, the Husker Ag Board of Directors shall determine the effective date of the transfer, if approved, and shall provide notice to the undersigned parties of such effective date of transfer.

Request for Transfer:

In accordance with the foregoing, the undersigned parties hereby request approval to transfer _______ Membership Units pursuant to the attached contract for sale of Husker Ag Units.

Husker Ag Certificate Number(s) proposed to be transferred:

________________________________________________

If approved by Husker Ag, Seller will deliver the original Husker Ag membership certificate(s), duly executed for transfer, or accompanied by a duly executed irrevocable transfer power, to the Husker Ag Transfer Agent, or as otherwise directed by Husker Ag. In no event will Husker Ag take delivery or possession of Husker Ag membership certificates or any consideration to be paid from Buyer to Seller in connection with the transfer requested hereunder. If approved by Husker Ag, Buyer will be provided with a copy of the Husker Ag Operating Agreement and signature page addendum, which Buyer will sign as instructed and promptly return to Husker Ag legal counsel, or as otherwise directed by Husker Ag.

CONTACT INFORMATION:

Proposed Seller(s):	Proposed Buyer(s):

(Print Name)	(Print Name)

Address	Address

Telephone Number	Telephone Number

SIGNATURES:

Proposed Seller(s):	Proposed Buyer(s):

15